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                                                                    EXHIBIT 99.1


                                  CERTIFICATION

Each of the undersigned, in his or her capacity as an officer Cubic Corporation (the "Registrant") hereby certifies that:

1. The quarterly report of the Registrant on Form 10-Q for the quarter ended June 30,2002 (the "Report"), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant for such quarter.

/s/ W. J. ZABLE                                 /s/ W. W. BOYLE
--------------------------                      --------------------------------
W. J. Zable                                     W. W. Boyle
Chief Executive Officer                         Chief Financial Officer

Date: August 13, 2002